April 24, 1998

Magnavision Corporation
1725 Highway 35
Wall, NJ 07719
Att: Robert Hoffman
Pres., CEO, Chairman of the Board

Via: Facsimile

Dear Mr. Hoffman,

This letter is to inform you that Cacomm, Inc. has removed Nicholas Mastrorilli, Jr. and Patrick Mastrorilli as Directors of Magnavision Corporation, a Delaware Corporation, Magnavision Corporation, a New Jersey Corporation, and all subsidiaries. This change is effective immediately.

I will notify you of the names of their replacements as soon as possible.

Sincerely,



Nicholas Mastrorilli, Sr.
Pres., CEO, Chairman of the Board



cc:   Steven Fields, Esq., Magnavision Corporate Counsel
      Nicholas Mastrorilli, Jr.
      Patrick Mastrorilli